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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 24, 2000
                Date of Report (Date of earliest event reported)




                            LAM RESEARCH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
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
    DELAWARE                       000-12933                        94-2634797
(State or other             (Commission File Number)             (I.R.S. Employer
Jurisdiction of                                                 Identification No.)
 Incorporation)

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                              4650 CUSHING PARKWAY
                                FREMONT, CA 94538

               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (510) 659-0200


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ITEM 5. OTHER EVENTS.

     Stock Split and Increase in Authorized Capital Stock

     On January 24, 2000, Lam Research Corporation (the "Company") announced that its Board of Directors had approved, subject to obtaining stockholder approval at a special meeting currently scheduled for March 6, 2000, a three-for-one split of the company's outstanding Common Stock and an increase in the company's authorized number of shares of Common Stock to 400 million shares (up from 90 million authorized shares).

     If approved by the Company's stockholders at the Company's special meeting, the three-for-one stock split and increase in authorized capital stock would take effect on the effective date of an amendment of the Company's Certificate of Incorporation. The Company currently expects the effective date to occur on March 7, 2000, following the stockholder approval. Stockholders of record at the close of business on the effective date will be entitled to two additional shares of common stock for each share of the company's common stock held on that date.

     If stockholder approval is obtained, the distribution date for the stock split will be March 16, 2000. On or about that date, the new shares will be mailed to stockholders by the company's transfer agent, ChaseMellon Shareholder Services L.L.C. The company expects that its outstanding common stock will begin to trade on a post-split basis on March 17, 2000.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       LAM RESEARCH CORPORATION



                                       /s/ RICHARD H. LOVGREN
                                       -------------------------------
                                       By: Richard H. Lovgren
                                       Title:  Vice President, General Counsel


Date:  January 25, 2000